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                                                                  Exhibit (d)(5)

                          EXPENSE LIMITATION AGREEMENT

AGREEMENT made this 17th day of May, 2005, by and between STI Classic Funds (the "Trust"), a Massachusetts business trust, and Trusco Capital Management Inc. (the "Adviser") (together, the "Parties").

The Adviser hereby agrees to waive its fee and/or reimburse expenses to the extent necessary to limit total operating expenses for the Funds set forth on Schedule A to the levels set forth on Schedule A for a period of one year from the Effective Date (as defined herein) of this Agreement.

If at any point, before August 1, 2008, it becomes unnecessary for the Adviser to make reimbursements, the Adviser may retain the difference between the Total Annual Fund Operating Expenses of the Fund and its expense cap to recapture any of its prior reimbursements.

The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund's expenses, and that the Adviser's guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.

This agreement shall be renewable at the end of each two-year period for an additional one-year period upon the written agreement of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have cause this Agreement to be executed as of the day and year first written above and to be effective as of August 1, 2005 ("Effective Date").

STI CLASSIC FUNDS                       TRUSCO CAPITAL MANAGEMENT INC.


By: /s/ R. Jeffrey Young                By: /s/ Deborah Lamb
   ----------------------------------       ------------------------------------
Title: President                        Title: CCO, Managing Director

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                                   SCHEDULE A

                                                                     TOTAL OPERATING EXPENSE
FUND                                                   SHARE CLASS         LIMITATIONS
----                                                   -----------   -----------------------
Life Vision Aggressive Growth Fund                         I                  0.20%
Life Vision Aggressive Growth Fund                         A                  0.50%
Life Vision Aggressive Growth Fund                         B                  0.95%
Life Vision Aggressive Growth Fund                         C                  1.20%
Life Vision Conservative Fund                              I                  0.20%
Life Vision Conservative Fund                              A                  0.50%
Life Vision Conservative Fund                              B                  0.95%
Life Vision Conservative Fund                              C                  1.20%
Life Vision Growth and Income Fund                         I                  0.20%
Life Vision Growth and Income Fund                         A                  0.50%
Life Vision Growth and Income Fund                         B                  0.95%
Life Vision Growth and Income Fund                         C                  1.20%
Life Vision Moderate Growth Fund                           I                  0.20%
Life Vision Moderate Growth Fund                           A                  0.50%
Life Vision Moderate Growth Fund                           B                  0.95%
Life Vision Moderate Growth Fund                           C                  1.20%

Life Vision Target Date 2015                               I                   .20%
Life Vision Target Date 2015                               A                   .50%
Life Vision Target Date 2015                               C                  1.20%
Life Vision Target Date 2025                               I                   .20%
Life Vision Target Date 2025                               A                   .50%
Life Vision Target Date 2025                               C                  1.20%
Life Vision Target Date 2035                               I                   .20%
Life Vision Target Date 2035                               A                   .50%
Life Vision Target Date 2035                               C                  1.20%

Classic Institutional Cash Management Money Market         I                  0.17%
Classic Institutional Cash Reserve Municipal MM Fund       I                  0.20%
Classic Instl. U.S. Govt. Securities Money Market          I                  0.20%
Classic Instl. U.S. Treasury Securities Money Market       I                  0.20%

North Carolina Tax-Exempt Bond                             I                  0.71%
North Carolina Tax-Exempt Bond                             A                  0.86%
North Carolina Tax-Exempt Bond                             C                  1.71%

Variable Trust - Investment Grade Bond                                        0.65%
Variable Trust - Growth & Income                                              1.00%
Variable Trust - Value Income Stock                                           0.95%
Variable Trust - Capital Appreciation                                         1.12%
Variable Trust - Mid-Cap Equity                                               1.15%
Variable Trust - Small Cap Value Equity                                       1.20%
Variable Trust - International Equity                                         1.30%